Exhibit 5.1

SUZANNE SAWOCHKA HOOPER
(650) 843-5180
hooperss@cooley.com
November 8, 2007
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the sale by Cardica, Inc. (the “Company”) of up to 2,111,969 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including 611,969 shares that may be sold pursuant to the exercise of an over-allotment option (the “Company Shares”), and the sale of up to 2,579,795 shares of the Common Stock for sale by a selling stockholder (the “Stockholder Shares,” and together with the Company Shares, the “Shares”) pursuant to a Registration Statement on Form S-3, No. 333-146708, originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on October 15, 2007 (the “Registration Statement”), the related Prospectus, dated as of October 19, 2007, and the related prospectus supplement, dated as of November 8, 2007, filed with the Commission pursuant to Rule 424 under the Act (the “Prospectus Supplement”). All of the Shares are to be sold by the Company as described in the Registration Statement and the related Prospectus and Prospectus Supplement.
In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus and Prospectus Supplement, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Stockholder Shares are, and the Company Shares, when sold and issued in accordance with the Registration Statement and the related Prospectus and Prospectus Supplement will be, validly issued, fully paid and non-assessable.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K.
Sincerely,
Cooley Godward Kronish LLP
/s/ Suzanne Sawochka Hooper
Suzanne Sawochka Hooper
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